                                                             EXHIBIT NO. 4(a)-19
                                                                  Execution Copy









                         MOBILE GAS SERVICE CORPORATION

                                       to

                                  REGIONS BANK,

                                                Trustee.



                        EIGHTEENTH SUPPLEMENTAL INDENTURE

                           Dated as of August 1, 2002




                                  SUPPLEMENTAL

                                       to

                              INDENTURE OF MORTGAGE

                          Dated as of December 1, 1941



          THIS IS A MORTGAGE OF PERSONAL PROPERTY AS WELL AS A MORTGAGE
                      UPON REAL ESTATE AND OTHER PROPERTY.



  This instrument was prepared by R. Preston Bolt, Jr., Hand Arendall, L.L.C.,
               3000 AmSouth Bank Building, Mobile, Alabama 36602.

          THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, dated for convenience and to be effective as of August 1, 2002, although executed and delivered at a later date, between MOBILE GAS SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Alabama (hereinafter sometimes called the "Company"), having its principal place of business at 2828 Dauphin Street, Mobile, Alabama 36606, party of the first part, and REGIONS BANK, an Alabama banking corporation duly organized and existing under the laws of the State of Alabama, and having a principal corporate trust office at 106 St. Francis Street, Mobile, Alabama 36602, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

          WHEREAS, the Company heretofore made and executed its Indenture of Mortgage dated as of December 1, 1941 (hereinafter sometimes called the "Original Indenture") to said The First National Bank of Mobile, as Trustee, which by reference is hereby made a part hereof, and in and by the Original Indenture the Company conveyed and mortgaged to said Trustee certain property therein described to secure the payment of its bonds, to be known generally as its "First Mortgage Bonds" (hereinafter sometimes called the "Bonds") and to be issued under the Original Indenture in one or more series, as therein provided; and

          WHEREAS, the Company has executed and delivered to the Trustee seventeen indentures supplemental to the Original Indenture (collectively, the "Supplemental Indentures"), as follows: a First Supplemental Indenture dated as of October 1, 1944 supplementing and modifying the Original Indenture (hereinafter sometimes called the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of July 1, 1952 supplementing the Original Indenture (hereinafter sometimes called the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of June 1, 1954 supplementing the Original Indenture (hereinafter sometimes called the "Third Supplemental Indenture"), a Fourth Supplemental Indenture dated as of April 1, 1957 supplementing the Original Indenture (hereinafter sometimes called the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture dated as of July 1, 1961 supplementing the Original Indenture (hereinafter sometimes called the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture dated as of June 1, 1963 supplementing the Original Indenture (hereinafter sometimes called the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture dated as of October 1, 1964 supplementing the Original Indenture (hereinafter sometimes called the "Seventh Supplemental Indenture"), an Eighth Supplemental Indenture dated as of July 1, 1972 supplementing the Original Indenture (hereinafter sometimes called the "Eighth Supplemental Indenture"), a Ninth Supplemental Indenture dated as of August 1, 1975 supplementing and modifying the Original Indenture (hereinafter sometimes called the "Ninth Supplemental Indenture"), a Tenth Supplemental Indenture dated as of July 1, 1979 supplementing and modifying the Original Indenture (hereinafter sometimes called the "Tenth Supplemental Indenture"), an Eleventh Supplemental Indenture dated as of July 1, 1982 supplementing the Original Indenture (hereinafter sometimes called the "Eleventh Supplemental Indenture"), a Twelfth Supplemental Indenture dated as of July 1, 1986 (hereinafter sometimes called the "Twelfth Supplemental Indenture"), a Thirteenth Supplemental Indenture dated as of October 1, 1988 supplementing the Original Indenture (hereinafter sometimes called the "Thirteenth Supplemental Indenture"), a Fourteenth Supplemental Indenture dated as of July 1, 1992 supplementing the Original Indenture

(hereinafter sometimes called the "Fourteenth Supplemental Indenture"), a Fifteenth Supplemental Indenture dated as of July 1, 1993 supplementing the Original Indenture (hereinafter sometimes called the "Fifteenth Supplemental Indenture"), a Sixteenth Supplemental Indenture dated as of December 3, 1993 supplementing and modifying the Original Indenture (hereinafter sometimes called the "Sixteenth Supplemental Indenture"), and a Seventeenth Supplemental Indenture dated as of November 1, 1996 supplementing the Original Indenture (hereinafter sometimes called the "Seventeenth Supplemental Indenture"), each of which Supplemental Indentures, with the exception of the Tenth Supplemental Indenture and the Sixteenth Supplemental Indenture, among other things, provided for the creation of a new series of Bonds; and

          WHEREAS, pursuant to the Original Indenture, as so supplemented and modified, there have been executed, authenticated, delivered and issued and there are outstanding at the actual date of execution of this Eighteenth Supplemental Indenture Bonds of series and in principal amounts as follows:

        Title                 Issued       Outstanding
        -----                 ------       -----------
7.27% Series due 2006       12,000,000     $  8,550,000
8.75% Series due 2022       12,000,000       12,000,000
7.48% Series due 2023       12,000,000       12,000,000

and

          WHEREAS, original counterparts of the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth and Seventeenth Supplemental Indentures are duly filed and recorded in Alabama in the Offices of the Probate Judges of Mobile County and of Baldwin County, Alabama; and

          WHEREAS, the Board of Directors of the Company has established under the Original Indenture, as supplemented and modified, a new series of Bonds to be designated First Mortgage Bonds, 6.90% Series due 2017 (hereinafter sometimes referred to as "Bonds of the 2017 Series") in the principal amount of Twelve Million Dollars ($12,000,000) and has authorized the issue of the Bonds of the 2017 Series pursuant to the provisions of Article 3 of the Original Indenture to obtain funds for its corporate purposes; and

          WHEREAS, it is provided in the Original Indenture that in the event of the establishment of any new series of Bonds there shall be executed by the Company and delivered to the Trustee a supplemental indenture prescribing the form or forms of Bonds of the new series and other provisions made in respect thereof; and

          WHEREAS, Section 16.01 of the Original Indenture provides, among other things, that the Company may execute and file with the Trustee and the Trustee at the request of the Company shall join in indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of subjecting to the lien of the Original Indenture, or perfecting the lien thereof upon, any additional properties of any character; and

          WHEREAS, the Company desires to execute this Eighteenth Supplemental Indenture and hereby requests the Trustee to join in this Eighteenth Supplemental Indenture for the purpose of prescribing the forms of the Bonds of the 2017 Series and confirming the lien and security interest of the Original Indenture, as supplemented and modified (the Original Indenture, as supplemented and modified by the First, Ninth, Tenth and Sixteenth Supplemental Indentures, and as supplemented by the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth and this Eighteenth Supplemental Indenture, being herein sometimes called the "Indenture"); and

          WHEREAS, all acts and proceedings required by law and by the charter and bylaws of the Company necessary to make the Bonds of the 2017 Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage and security interest for the security of the Bonds, in accordance with the terms of the Indenture and the terms of the Bonds, have been done and performed; and the execution and delivery of this Eighteenth Supplemental Indenture and the issue of the Bonds of the 2017 Series have been in all respects duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained and for and in consideration of the premises and of the mutual covenants in the Indenture contained and of the purchase and acceptance of the Bonds of the 2017 Series by the holders or registered owners thereof, and of the sum of One Dollar ($1.00) lawful money of the United States of America duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, MOBILE GAS SERVICE CORPORATION has executed and delivered this Eighteenth Supplemental Indenture and does hereby confirm the granting of a security interest to the Trustee and its successors and assigns in all properties, rights and privileges hereafter in Parts I, II and III hereof described, together with all property of the nature set forth in Clauses II through VII of the granting clauses of the Original Indenture, heretofore or hereafter acquired or constructed in which a security interest can be created under the Alabama Uniform Commercial Code, subject to the exceptions and reservations hereafter provided, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, granted a security interest in, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, grant a security interest in, set over and confirm unto Regions Bank, as Trustee, and to its successors in the trust, and to its assigns forever:

                                        I

          Those certain parcels of real estate described as follows:

          (a) The real property located in Mobile County, Alabama conveyed to the Company by Ourania Gounares Ream by deed recorded in Book 4913, page 1241 of the records of the office of the Judge of Probate of Mobile County, Alabama.

          (b) The real property located in Baldwin County, Alabama conveyed to the Company by Stimpson Forest Products, L.L.C. by deed recorded as Instrument Number 579801 of the records in the office of the Judge of Probate of Baldwin County, Alabama.


                                       II

          All general intangibles, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, and all interests therein, now owned or hereafter acquired by or belonging to the Company or to which it now is, or may at any time hereafter be, in any manner entitled at law or in equity.


                                       III

          All the property, real, personal and mixed, described or referred to in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture and thereby conveyed or mortgaged or intended so to be, including all such property acquired, made or constructed by the Company or to which the Company in any manner has become entitled in law or in equity, since the execution and delivery of said Original Indenture which by the terms of said Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture and this Eighteenth Supplemental Indenture is subjected, or is intended to be subjected, to the lien and security interest of the Indenture.

                                       IV

          Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company has acquired in and to the aforesaid properties and every part and parcel thereof.

                                        V

          EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Eighteenth Supplemental Indenture and from the lien, security interest and operation of the
Indenture:

                   (A) All property excepted or excluded from the lien of the Original Indenture under Part VIII of the granting clauses thereof and all property excepted in the descriptions contained in the granting clauses of the Supplemental Indentures.

                   (B) All property released or otherwise disposed of pursuant to the provisions of Article 6 of the Indenture.

          TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged or conveyed, or in which a security interest is granted, by the Company as aforesaid, or intended so to be, unto the Trustee, and its successors in the trust and its assigns forever.

          SUBJECT, HOWEVER, to (a) the specific liens and encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in the descriptions contained in
Part I of the granting clauses of the Original Indenture or any Supplemental Indenture; (b) any permitted liens as defined in Section 1.05(a) of the Original Indenture; and (c) liens existing on any property hereafter acquired by the Company at the time of such acquisition or permitted by Section 5.04 of said Original Indenture.

          IN TRUST, NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued under the Indenture, without preference or priority of any of said Bonds or coupons over any others thereof, or of the Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of issue, sale or negotiation thereof or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 9.29 of the Original Indenture.

          AND THIS INDENTURE FURTHER WITNESSETH, that the Company for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Bonds, as follows:

                                   ARTICLE 1.

                            BONDS OF THE 2017 SERIES

          SECTION 1.01. ESTABLISHMENT OF BONDS OF THE 2017 SERIES. There shall be, and is hereby established and created, a new series of Bonds, known as and entitled "First Mortgage Bonds, 6.90% Series due 2017" (hereinabove defined as "Bonds of the 2017 Series") and the form thereof shall be substantially as hereinafter set forth.

          The Bonds of the 2017 Series shall be limited to Twelve Million Dollars ($12,000,000) aggregate principal amount.

          SECTION 1.02. TERMS OF BONDS OF THE 2017 SERIES. The Bonds of the 2017 Series shall be issued as a single registered bond, without coupons, numbered RO-1, and dated the date of its initial authentication and delivery.

          The Bonds of the 2017 Series shall mature August 20, 2017, and shall bear interest at the rate of six and nine-tenths percent (6.90%) per annum until payment of the principal thereof, and shall include interest from the date of authentication upon original issue. The principal of and interest on the Bonds of the 2017 Series shall mature and be payable in equal monthly payments in the amount of $107,189.62, commencing September 20, 2002, and on the 20th day of each month thereafter to and including August 20, 2017; provided, that the payment due on August 20, 2017 shall in any event be in an amount sufficient to pay the entire principal balance remaining unpaid plus interest thereon to the date of payment. If any interest payment date falls on a date other than a Business Day, the payment date shall be deemed to be the next Business Day. As used herein the term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banks are required or authorized by law to close in the city from where the payment is to be made on the Bonds of the 2017 Series. There shall be attached to the Bond of the 2017 Series, upon its delivery, an amortization schedule showing the principal and interest portions of each such payment.

          The principal of, premium, if any, and interest on, the Bonds of the 2017 Series shall be paid in lawful money of the United States of America, at the office of Regions Bank, in the City of Mobile, Alabama, or of its successor in trust; provided, however, that (i) interest on the Bonds of the 2017 Series may be paid by check payable to the order of the holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at its registered addresses as shown on the Bond register for the Bonds of the 2017 Series, and (ii) the foregoing provisions of this paragraph may be modified pursuant to an agreement of the type described in Section 2.01 of this Eighteenth Supplemental Indenture.

          The person in whose name the single Bond of the 2017 Series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 2017 Series upon any transfer subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holder of the Bonds of the 2017 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holder on such record date, and the person entitled to receive payment of any defaulted interest thereafter payable or paid on the Bonds of the 2017 Series shall be the registered holder of the Bonds of the 2017 Series on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.02, and in the form of the Bonds of the 2017 Series, with respect to any interest payment date applicable to the Bonds of the 2017 Series, shall mean the Business Day next preceding a payment date, or such record date established for defaulted interest as hereinafter provided.

          In case of failure by the Company to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bonds of the 2017 Series registered on the Bond register for the Bonds of the 2017 Series and the Company, by not less than ten (10) days written notice to bondholders, may fix a subsequent record date, not more than fifteen (15) days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

          Any notice affecting or relating to the Bonds of the 2017 Series required or permitted to be given under the Indenture may be given by first class mail, postage prepaid, to the holders of record at their respective addresses as shown on the Bond register for the Bonds of the 2017 Series at the date of mailing. The certificate of the Trustee that such mailing has been effected shall be conclusive evidence of compliance with the requirements of this Section 1.02 and of Section 4.02 and Section 16.07 of the Original Indenture, whether or not any holder receives such notice.

          As permitted by the provisions of Section 2.06 of the Original Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any tax or other governmental charge required to be paid by the Company or the Trustee as provided therein, Bonds of the 2017 Series may be exchanged for other Bonds of the 2017 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of said Section 2.06, no further sum, other than a sum sufficient to reimburse the Company for such taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 2017 Series or upon any transfer thereof.

          Neither the Company nor the Trustee shall be required to make transfers of Bonds of the 2017 Series for a period of ten (10) days next preceding any payment date for Bonds of the 2017 Series.

          The Trustee hereunder shall, by virtue of its office as such Trustee, be the Registrar and Transfer Agent of the Company for the purpose of registering and transferring Bonds of the 2017 Series.

          SECTION 1.03. REDEMPTION PROVISIONS FOR BONDS OF THE 2017 SERIES. The Bonds of the 2017 Series shall be subject to redemption prior to maturity, as a whole at any time, or in part from time to time in amounts of $500,000 and $10,000 increments in excess thereof, at the option of the Company, upon payment of 100% of the principal amount of the Bonds being redeemed, plus the Yield Maintenance Adjustment (as defined below), if any, with respect to such Bonds, together, in the case of a redemption in whole of the Bonds of the 2017 Series, with interest accrued thereon to the date of redemption, upon prior notice given by first class mail, postage prepaid, to the registered holder of such Bonds not less than thirty (30) days nor more than ninety (90) days prior to the redemption date, and otherwise as provided in
Section 1.02 hereof, notwithstanding the provisions of Section 4.02 and Section
16.07 of the Original Indenture; provided, however, that any such notice may be given or waived as provided in Article 4 and Section 16.07 of the Original Indenture. In addition, the registered holder shall give written notice to the Company and the Trustee (by telecopy or other same-day written communication confirmed by the recipient thereof on a date at least two (2) Business Days prior to the date fixed for redemption of such Bonds) of the amounts and calculation of the Yield Maintenance Adjustment.

          "Yield Maintenance Adjustment" shall mean, in connection with any redemption pursuant to this Section 1.03(a)(i), the amount, if any, that the holder reasonably determines in good faith to be its total losses and costs in connection with the prepayment of the Bonds of the 2017 Series, including any loss of bargain, cost of funding, or at the election of the holder but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position. No amount will be due from either the Company or the holder if the holder determines that its total losses and costs as so determined is an amount less than or equal to zero. The holder shall determine the amount of the Yield Maintenance Adjustment in accordance with the procedures set out in the letter from Regions Bank to the Company dated August 20, 2002.

          The amount of any partial redemption shall be applied to the reduction of the principal of the Bonds of the 2017 Series and shall not reduce the amount of the required monthly payment. As soon as practicable after any partial redemption, the holder shall furnish to the Company and the Trustee a revised amortization schedule showing the principal and interest portions of the remaining payments, whereupon such amortization schedule shall be deemed to replace the then existing schedule and shall be a part of the Bonds of the 2017 Series.

          SECTION 1.04. FORM OF BONDS OF THE 2017 SERIES. The Bonds of the 2017 Series and the Trustee's authentication certificate on the Bonds of said series are to be substantially in the forms following, respectively:

                        [FORM OF BOND OF THE 2017 SERIES]
No. RO-______                                                        $__________

                         MOBILE GAS SERVICE CORPORATION
               INCORPORATED UNDER THE LAWS OF THE STATE OF ALABAMA
                               FIRST MORTGAGE BOND
                        6.90% SERIES DUE AUGUST 20, 2017


         MOBILE GAS SERVICE CORPORATION, an Alabama corporation (hereinafter sometimes called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter mentioned), for value received, hereby promises to pay to _________________________ or registered assigns, ________________ Dollars ($_____) and to pay to the registered owner hereof interest on the unpaid portion of the principal hereof from the date of authentication upon original issue hereof, or from the interest payment date next preceding the date of this bond to which interest has been paid, or from the date of this bond if it be an interest payment date to which interest has been paid, whichever interest payment date is the later, at the rate of six and nine-tenths percent (6.90%) per annum (computed on the basis of a 360-day year consisting of twelve 30-day months). The principal hereof and the interest hereon shall mature and be payable in equal monthly installments, each in the amount of $___________, commencing September 20, 2002 and on the 20th day of each month thereafter to and including August 20, 2017; provided, that the payment due August 20, 2017 shall in any event be in an amount sufficient to pay the entire unpaid principal hereof and the interest hereon to the date of payment.

          The principal of, premium, if any, and interest on, this bond will be paid in lawful money of the United States of America at the office of Regions Bank in the City of Mobile, Alabama, or of its successor in trust (hereinafter sometimes called the "Trustee"); provided, however, that (i) interest on this bond may be paid by check payable to the order of the registered holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the bond register for the bonds of this series, and (ii) the method of payment may be modified by agreement as permitted by the within-mentioned Indenture.

          This bond is one of the bonds, of a series designated as 6.90% Series due 2017, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, all issued or issuable in one or more series (which several series may be of different denominations, dates and tenor) under and equally secured (except insofar as any sinking fund, improvement fund or other fund established in accordance with the provisions of said Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated as of December 1, 1941, duly executed and delivered by the Company to The First National Bank of Mobile, as Trustee, as supplemented and modified by the First Supplemental Indenture dated as of October 1, 1 944, and all other indentures supplemental thereto, including an Eighteenth Supplemental Indenture dated as of August 1, 2002, executed by the Company and delivered to Regions Bank, as successor trustee to said Trustee (said Indenture of Mortgage as so supplemented and modified being herein sometimes called "said Indenture"), reference to which Indenture and indentures supplemental thereto is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the registered owner of this bond in regard thereto, the terms and conditions upon which said bonds are secured thereby, the terms and conditions upon which said bonds may be issued thereunder and the rights, immunities and obligations of the Trustee under said Indenture.

          This bond is subject to redemption prior to maturity as a whole at any time or in part from time to time, in amounts of $500,000 and $10,000 increments in excess thereof, at the option of the Company, upon payment of 100% of the principal amount of the bond being redeemed, together with the Yield Maintenance Adjustment (as defined in the Eighteenth Supplemental Indenture), if any, with respect to such bond, together, in the case of a redemption in whole hereof, with interest accrued hereon to the date of redemption; upon prior notice (unless waived as provided in said Indenture) given by first class mail, postage prepaid, to the respective registered holder of such bond not less than thirty
(30) days nor more than ninety (90) days prior to the redemption date, and otherwise as more fully provided in said Indenture. If this bond or any portion thereof is called for redemption and payment duly provided for as specified in said Indenture, this bond or such portion thereof shall cease to be entitled to the lien and security interest of said Indenture from and after the date payment is so provided and shall cease to bear interest from and after the date fixed for redemption.

          The amount of any partial redemption shall be applied to the reduction of the principal hereof and shall not reduce the amount of the required monthly payment set forth above. As soon as practical after any partial redemption, the holder shall furnish to the Company and the Trustee a revised amortization schedule showing the principal and interest portions of the remaining payments, whereupon such amortization schedule shall be deemed to replace the then existing schedule and shall be a part hereof.

          Any assignee or transferee of this bond shall take subject to any such partial redemption, whether or not noted on the face hereof.

          To the extent permitted and as provided in said Indenture, modifications or alterations of said Indenture, or of any indenture supplemental thereto, and of the bonds issued thereunder, and of the rights and obligations of the Company and the rights of the bearers or registered owners of the bonds and coupons, may be made with the consent of the Company and with the written approvals or consents of the bearers or registered owners of not less than seventy-five percent (75%) in principal amount of all bonds outstanding, including, if more than one series of bonds shall be at the time outstanding, no less than sixty percent (60%) in principal amount of each series, provided, however, that no such modification or alteration shall, without the written approval or consent of the registered owner of any bond affected thereby, (a) impair or affect the right of such bearer or registered owner to receive payment of the principal of and interest on any bond, on or after the respective due dates expressed in any bond, or to institute suit for the enforcement of any such payment on or after such respective dates, (b) permit the creation of any lien prior to or on a parity with the lien of said Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the bearers or registered owners of which modifications or alterations may be effected as aforesaid.

          This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, at said office of the Trustee, upon payment of any tax or other governmental charge payable in connection with such transfer. No transfers of bonds of this series shall be required to be made during the ten
(10) days next preceding each scheduled payment date for bonds of this series.

          In case a default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in said Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in said Indenture, waive defaults thereunder and the consequences of such defaults.

          It is part of the contract herein contained that each registered owner hereof by the acceptance hereof waives all right of recourse to any personal liability of any incorporator, stockholder, officer or director, past, present or future, of the Company, as such, or of any predecessor or successor corporation, howsoever arising, for the collection of any indebtedness hereunder; and as part of the consideration for the issue hereof releases from all such liability each such incorporator, stockholder, officer or director, all as provided in said Indenture.

          This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

          IN WITNESS WHEREOF, MOBILE GAS SERVICE CORPORATION has caused these presents to be executed in its corporate name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, all as of ____________________.

                                       MOBILE GAS SERVICE CORPORATION


                                       By:
                                          --------------------------------------
 Attest:                                                 President


-----------------------------
         Secretary

                [FORM OF AUTHENTICATION CERTIFICATE FOR ALL BONDS
                                 OF 2017 SERIES]

          This bond is one of the bonds of the series designated therein, referred to in the within-mentioned Indenture.


                                       REGIONS BANK, TRUSTEE,


                                       By:
                                          --------------------------------------
                                                    AUTHORIZED OFFICER

                                   ARTICLE 2.

                                SUNDRY PROVISIONS

          SECTION 2.01. The Company may enter into an agreement with the holder of any registered Bond, without coupons, of any series providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies specified in the Indenture and such Bond, including by wire transfer, without presentation of such Bond, and for the making of notation of any such payment by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company in connection with any such agreement.

          SECTION 2.02. This Eighteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, as heretofore supplemented and modified, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified, is hereby ratified, approved and confirmed.

          SECTION 2.03. The recitals contained in this Eighteenth Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture, as heretofore supplemented and modified, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

          SECTION 2.04. Nothing in this Eighteenth Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of the Original Indenture or any indenture supplemental thereto or any covenant, condition or provision therein or herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds issued hereunder.

          SECTION 2.05. The titles of Articles, section headings and any wording on the cover of this Eighteenth Supplemental Indenture are inserted for convenience only and are not a part hereof.

          SECTION 2.06. All the covenants, stipulations, promises and agreements in this Eighteenth Supplemental Indenture contained made by or on behalf of the Company or of the Trustee shall inure to and bind their respective successors and assigns.

          SECTION 2.07. Although this Eighteenth Supplemental Indenture is dated for convenience and for the purpose of reference as of August 1, 2001, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

          SECTION 2.08. In order to facilitate the recording or filing of this Eighteenth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, MOBILE GAS SERVICE CORPORATION has caused this Eighteenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries; and REGIONS BANK has caused this Eighteenth Supplemental Indenture to be signed in its corporate name and behalf by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers; all as of the day and year first above written.

          Executed on the 20th day of August, 2002.



                                       MOBILE GAS SERVICE CORPORATION
(CORPORATE SEAL)


                                       By: /s/ John S. Davis
                                           ------------------
Attest:                                    President


/s/ G. Edgar Downing, Jr.
-------------------------
        Secretary


                                       REGIONS BANK, as Trustee

(CORPORATE SEAL)

                                       By: /s/ Barbara M. Hory
                                           -------------------
Attest:                                    Vice President and Corporate Trust
                                           Officer


/s/ Frank W. Browning, Jr.
--------------------------
Title: Senior Vice President
       & Trust Officer

STATE OF ALABAMA,)
                           ss.:
COUNTY OF MOBILE,)

         I, Angela C. Merren, a Notary Public in and for said county in said state, hereby certify that John S. Davis, and G. Edgar Downing, Jr., whose names as President and Secretary, respectively, of MOBILE GAS SERVICE CORPORATION, a corporation, are signed to the foregoing indenture, and who are known to me, acknowledged before me on this day that, being informed of the contents of said indenture, they, as such officers and with full authority, executed the same voluntarily for and as the act of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 20th day of August, 2002.

                                       /s/ Angela C. Merren
                                       --------------------
                                       Notary Public
                                       Mobile County, AL
                                       My Commission Expires: 06-04-06
                                                              --------

                                                                 (NOTARIAL SEAL)


STATE OF ALABAMA,)
                           ss.:
COUNTY OF MOBILE,)

         I, /s/ Susan Cummingham, a Notary Public in and for said county in said state, hereby certify that Barbara M. Hory and Frank W. Browning, Jr., whose names as Vice President Corporate Trust Officer and Senior Vice President & Trust Officer, respectively, of REGIONS BANK, an Alabama banking corporation, as trustee, are signed to the foregoing indenture, and who are known to me, acknowledged before me on this day that, being informed of the contents of said indenture, they, as such officers and with full authority, executed the same voluntarily for and as the act of said REGIONS BANK, acting in its capacity as trustee as aforesaid.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 20th day of August, 2002.

                                       /s/ Susan Cunningham
                                       --------------------
                                       Notary Public
                                       Mobile County, AL
                                       My Commission Expires: 02-20-05
                                                              --------

                                                                 (NOTARIAL SEAL)

Grantor's Address:

Mobile Gas Service Corporation
Post Office Box 2248
Mobile, Alabama 36652

Grantee's Address:

Regions Bank, as Trustee
Trust Department
106 St. Francis Street
Mobile, AL 36602



This instrument is recorded in Mobile and Baldwin Counties, Alabama, as follows:

Mobile County, Alabama



Baldwin County, Alabama